Exhibit 99.1

Zuora Announces $400 Million Strategic Investment from Silver Lake to Accelerate Growth and Extend Leadership in the Subscription Economy

Silver Lake Managing Partner Joe Osnoss to join Zuora’s Board of Directors

Redwood City, Calif. – March 2, 2022 – Zuora, Inc. (NYSE: ZUO), the leading cloud-based subscription management platform provider, today announced a $400 million strategic investment from Silver Lake, a global leader in technology investing. The partnership reinforces Zuora’s leadership position and will empower Zuora to accelerate growth, including potential targeted acquisitions to expand its quote-to-revenue product portfolio.

“This investment is a validation of the undeniable momentum in the Subscription Economy,” said Tien Tzuo, Founder and CEO at Zuora. “As the market expands, companies are turning to us to assist them to monetize new services, and this partnership will help increase our ability to deliver on this large opportunity.”

Zuora’s Subscription Economy Index™ (SEI) shows that subscription businesses continue to outpace S&P 500 growth rates, achieving 4.6x faster growth1 over the past decade. Across industries, from SaaS disruptors, to established manufacturing incumbents, to digital media brands, companies are recognizing the power and resilience of these new business models.

“Zuora continues to demonstrate it is the clear leader and partner of choice for companies that participate in the vast and growing Subscription Economy,” said Joe Osnoss, Managing Partner at Silver Lake. “New industries continue to join and pursue these new business models. We look forward to helping Zuora accelerate the company's strategy for the benefit of all stakeholders.”

Upon closing of the Silver Lake investment, Mr. Osnoss will join Zuora’s Board of Directors, bringing extensive strategic business experience.

Under the terms of the agreement, upon the initial closing on or about March 24, 2022, Silver Lake will purchase $250 million aggregate principal amount of convertible senior unsecured notes due 2029, with an initial conversion price of $20.00 per share, subject to customary closing conditions. The notes will bear interest at a rate 3.95% per annum, payable quarterly in cash, provided that Zuora may elect to pay interest in kind at 5.50% per annum payable quarterly. The remaining $150 million is expected to close at a later date within 18 months of the initial closing. Zuora has also agreed to issue Silver Lake warrants to purchase up to 7,500,000 shares of Class A Common Stock, exercisable for a period of seven years, and of which (i) 2,500,000 shares shall be exercisable at $20.00 per share, (ii) 2,500,000 shares shall be exercisable at $22.00 per share and (iii) 2,500,000 shares shall be exercisable at $24.00 per share. Additional information may be found in a Form 8-K that will be filed with the U.S. Securities and Exchange Commission.

1 “The Subscription Economy Index Report,” Zuora, February 2022

This investment comes at a time when Zuora’s growth is accelerating. Today, Zuora reported ARR growth of 20% year-over-year, up from 12% a year ago, and a Dollar-based Retention Rate of 110% for the fourth fiscal quarter of 2022 up from 100% a year ago.

Foros is serving as financial advisor to Zuora and Fenwick & West LLP is serving as Zuora’s legal advisor. Simpson Thacher & Bartlett LLP is serving as Silver Lake’s legal advisor.

Director Biography

Joseph Osnoss is a Managing Partner of Silver Lake, which he joined in 2002. From 2010 to 2014, he was based in London, where he co-led the firm’s activities in EMEA. Prior to joining Silver Lake, Mr. Osnoss worked in investment banking at Goldman, Sachs & Co. Mr. Osnoss is currently a member of the board of directors of Carta, Cegid Group, Clubessential Holdings, EverCommerce Inc., where he serves on the compensation committee, First Advantage Corporation, where he is Chairman of the Board and serves on the nominating and corporate governance committee, Global Blue Group Holding AG, where he serves on the nomination and compensation committee, LightBox, and Relativity. He previously served as Chairman of the Board of Cast & Crew Entertainment Services, and as a board director of Instinet Inc., Interactive Data Corporation, Mercury Payment Systems, and Virtu Financial Inc. Additionally, Mr. Osnoss served on the board of directors of Cornerstone OnDemand, Inc. from December 2017 to October 2021, where he served on its nominating and corporate governance committee from January 2018 to October 2021. Mr. Osnoss also served on the board of directors of Sabre Corporation from March 2007 to April 2021 and served on its audit, compensation, and governance and nominating committees, amongst others, during his directorship. Mr. Osnoss received his A.B., summa cum laude, in Applied Mathematics and a citation in French Language from Harvard College. He has remained involved in academics, including as a Visiting Professor in Practice at the London School of Economics; a member of the Dean’s Advisory Cabinet at Harvard’s School of Engineering and Applied Sciences; a participant in The Polsky Center Private Equity Council at the University of Chicago; and a Trustee of Greenwich Academy.

About Silver Lake
Silver Lake is a leading global technology investment firm, with more than USD $90 billion in combined assets under management and committed capital and a team of professionals based in North America, Europe, and Asia. Silver Lake’s portfolio companies collectively generate more than USD $227 billion of revenue annually and employ more than 567,000 people globally. For more information about Silver Lake and its portfolio, please visit Silver Lake’s website at silverlake.com.

About Zuora, Inc.
Zuora provides the leading cloud-based subscription management platform that functions as a system of record for subscription businesses across all industries. Powering the Subscription Economy®, the Zuora platform was architected specifically for dynamic, recurring subscription business models and acts as an intelligent subscription management hub that automates and orchestrates the entire subscription order-to-revenue process across billing, collections and revenue recognition. Zuora serves more than 1,000 companies around the world, including Box, Ford, Penske Media Corporation, Schneider Electric, Siemens, Xplornet and Zoom. Headquartered in Silicon Valley, Zuora also operates offices around the world in the U.S., EMEA and APAC. To learn more about the Zuora platform, please visit www.zuora.com.

© 2022 Zuora, Inc. All Rights Reserved. Zuora, Subscribed, Subscription Economy, Powering the Subscription Economy, and Subscription Economy Index are trademarks or registered trademarks of Zuora, Inc. Third party trademarks mentioned above are owned by their respective companies.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Zuora’s business strategy, plans, and objectives for future operations; the investment by Silver Lake, and the use of proceeds and benefits thereof; the expected election of a director; statements regarding the expected growth and trends of subscription-based companies (including companies in the SEI report) and non-subscription based companies; Zuora’s market opportunity, including trends in the pace of the subscription economy; the market for subscription-related products and trends in this market, future growth and related targets; expectations for our industry and business, such as our business model, demand for our products, and expected benefits and scale of our products; and expectations regarding the expansion of our product portfolio, including through acquisitions. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: risks associated with Zuora’s strategies, priorities, or plans taking longer to execute than anticipated; the continuation or tapering of the impact of the COVID-19 pandemic and related public health measures on our business, as well as the continuation or tapering of the impact of the COVID-19 pandemic on the overall economic environment; general market, business, competitive, economic and political conditions, including war, conflict or acts of terrorism, such as the ongoing conflict in Ukraine, and trading prices of our stock as a result of volatility in the market.
Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2021, which is available on the “Investors” page of our website at https://investor.zuora.com and on the U.S. Securities and Exchange Commission’s website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended January 31, 2022. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events.

SOURCE: ZUORA FINANCIAL

Zuora Investor Relations Contact:
Luana Wolk
investorrelations@zuora.com
650-419-1377

Zuora Media Contact:
Margaret Pack
press@zuora.com
619-609-3919

Silver Lake Media Contact:
Ginger Li
ginger.li@silverlake.com
212-401-6096